SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 11, 2015

INVUITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37417	04-3803169
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

444 De Haro Street

San Francisco, CA 94107

(Address of principal executive offices)

(650) 655-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Company’s prospectus dated June 15, 2015 filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, Michael Gandy, the Company’s Chief Financial Officer, previously notified the Company of his intention to resign as the Company’s Chief Financial Officer when an appropriate replacement is hired. On August 11, 2015, Michael Gandy resigned as the Chief Financial Officer of the Company, effective August 23, 2015. Mr. Gandy will remain available to the Company in an advisory capacity to assist with the transition of his responsibilities and other related matters. Mr. Gandy’s departure is not the result of any material disagreement with the Company regarding its operations, policies or practices.

In connection with Mr. Gandy’s resignation, on August 11, 2015 the Company entered into a transition separation and consulting agreement with Mr. Gandy (the “Letter Agreement”). Pursuant to the Letter Agreement, Mr. Gandy will assist in the transition of his job duties and complete other assignments as requested by the Company. If Mr. Gandy continues as a full time employee in good standing through August 23, 2015 (the “Separation Date”), he will receive a lump sum retention bonus of $75,536.86 (the “Retention Bonus”) within ten days of the Separation Date. If Mr. Gandy is terminated without “cause” (as defined in Letter Agreement) prior to August 23, 2015, he will be entitled to receive the entire amount of the Retention Bonus within ten days of his termination date.

The Letter Agreement also provides that on the Separation Date, Mr. Gandy will receive payment for all accrued salary and unused paid time off earned through the Separation Date, payable pursuant to regular payroll procedures. In addition, if, within 21 days after the Separation Date, Mr. Gandy executes a waiver and release of claims in the Company’s favor, Mr. Gandy will be entitled to receive (i) a lump sum payment of $119,500 within ten days of such release, payable pursuant to regular payroll procedures and (ii) continuation of group health insurance benefits pursuant to “COBRA” for him and his respective dependents through February 28, 2016, or a shorter duration as specified in the Letter Agreement. All vesting of any outstanding stock options held by Mr. Gandy will cease as of the Separation Date.

The Letter Agreement also provides that Mr. Gandy will provide consulting services to the Company for nine months following the Separation Date, unless earlier terminated, for up to a maximum of ten hours per month. Mr. Gandy will receive $2,000 per month as consulting fees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVUITY, INC.

Date: August 12, 2015

	By:	/s/ Philip Sawyer
Philip Sawyer
President and Chief Executive Officer